UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report — May 20, 2024

(Date of earliest event reported)

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block D
Iveagh Court
Harcourt Road
Dublin 2
Ireland	D02 VH94
(Address of Principal Executive Offices)	(Zip Code)

(353)(1) 2546200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Ordinary shares, par value $0.01 per share	ALLE	New York Stock Exchange
3.500% Senior Notes due 2029	ALLE 3 1⁄2	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 20, 2024, Allegion plc (the “Company”) entered into the Amended and Restated Credit Agreement (the “A&R Credit Agreement”), dated as of May 20, 2024, by and among the Company, Allegion US Holding Company Inc. (“Allegion US Holding”) and Allegion (Ireland) Finance Designated Activity Company, as borrowers, Bank of America, N.A., as administrative agent, and the lenders and issuers from time to time party thereto, which amends and restates that certain Credit Agreement, dated as of November 18, 2021, by and among the Company and Allegion US Holding, as borrowers, Bank of America, N.A., as administrative agent, and the lenders and issuers from time to time party thereto. Pursuant to the A&R Credit Agreement, among certain other amendments, (i) the aggregate revolving commitments under the revolving facility will be increased to $750.0 million (the “Revolving Facility”), (ii) the maturity date for the Revolving Facility will be extended to May 20, 2029 and (iii) the interest rate benchmark for the existing term loan facility will change from the Bloomberg Short-Term Bank Yield Index rate to a Term Secured Overnight Financing Rate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A&R Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 20, 2024, the Company issued a press release announcing its entry into the A&R Credit Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of May 20, 2024, by and among Allegion plc, Allegion US Holding Company Inc. and Allegion (Ireland) Finance Designated Activity Company, as borrowers, Bank of America, N.A., as administrative agent, and the lenders and issuers from time to time party thereto

99.1	Press Release of Allegion plc dated May 20, 2024

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date: May 20, 2024	/s/ Michael J. Wagnes
Michael J. Wagnes
Senior Vice President and Chief Financial Officer